EXHIBIT 21.1
                    SUBSIDIARIES OF THE REGISTRANT
                    ------------------------------

The following entities, unless otherwise indicated, are wholly-owned direct or indirect subsidiaries of the Registrant as of December 31, 1997:

                                                        State or Country
       Name                                             of Organization
       -----                                            -----------------
 1.    Baker Environmental, Inc.                        Pennsylvania
 2.    Baker Heavy & Highway, Inc.                      Pennsylvania
 3.    Baker Mellon Stuart Construction, Inc.           Pennsylvania
 4.    Mellon Stuart Building Services, Inc.            Pennsylvania
 5.    Mellon Stuart Construction International, Inc.   Pennsylvania
 6.    Michael Baker Development Corporation            Pennsylvania
 7.    Michael Baker Global, Inc.                       Pennsylvania
 8.    Michael Baker Jr., Inc.                          Pennsylvania
 9.    Michael Baker Alaska, Inc.                       Alaska
10.    Baker Construction, Inc.                         Delaware
11.    Baker Global Project Services, Inc.              Delaware
12.    Baker Holding Corporation                        Delaware
13.    Baker/OTS, Inc.                                  Delaware
14.    Michael Baker International, Inc.                Delaware
15.    Baker Engineering, Inc.                          Illinois
16.    Michael Baker Jr. Company                        Nevada
17.    Michael Baker Architects/Engineers, P.C.         New Jersey
18.    Baker Engineering NY, Inc.                       New York
19.    Baker/MO Services, Inc.                          Texas
20.    Baker Support Services, Inc.                     Texas
21.    Vermont General Insurance Company                Vermont
22.    Michael Baker Barbados Ltd.                      Barbados
23.    Baker O&M International, Ltd.                    Cayman Islands
24.    Baker/OTS International, Inc.                    Cayman Islands
25.    Overseas Technical Services (Middle East) Ltd.   Cayman Islands
26.    Michael Baker de Mexico, S.A. de C.V.            Mexico
27.    OTS International Training Services Ltd.         United Kingdom
28.    Overseas Technical Services (Harrow) Ltd.        United Kingdom
29.    Baker/OTS Ltd.                                   United Kingdom
30.    SD Forty Five Ltd.                               United Kingdom
31.    Hanseatic Oilfield Services Ltd.                 Vanuatu
       Management Ltd.                                  Vanuatu
32.    OTS Finance and Management Ltd.                  Vanuatu
33.    Overseas Technical Service International Ltd.    Vanuatu



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